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Exhibit 23.1

Consent of Independent Auditor

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-34559, 333-47017, 333-56794, 333-99037 and 333-109721) and the Registration Statements (Form S-3 Nos. 333-105933 and 333-110981) of our reports dated February 18, 2004, with respect to the consolidated financial statements and schedule of Univision Communications Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                      /s/ Ernst & Young LLP

New York, New York
March 10, 2004

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  Exhibit 23.1
Consent of Independent Auditor